EXHIBIT 10.2


December 8, 1999

Dr. Panos Michalopoulos
715 Fairfield Circle
Minnetonka, MN 55305

Dear Dr. Michalopoulos:

Image Sensing Systems, Inc., (the "Company") is pleased to offer you the opportunity to act as a consultant to the Company, subject to the following terms and conditions:

                        1.          Duties. You agree to act as a
                                    Technical/Scientific Advisor ("Advisor") and to devote the time and effort necessary to perform the acts and duties required of an Advisor as needed and approved by the President/CEO of the Company.

                        2. Term. The term of this letter agreement shall commence on January 1, 2000 and continue through December 31, 2000 provided, however, that either party may terminate this letter agreement at any time by giving 45 days notice.

                        3. Compensation. The Company shall pay to you $125.00 per hour of service to the Company. You shall provide the Company with reasonably detailed documentation setting forth the number of hours of service provided by you following the completion of each month, and the Company shall make payment to you within ten business days of its receipt thereof.

                        4. Expenses. The Company shall pay you reasonable travel expenses related to discharging the duties as an Advisor that have been pre-approved by the President/CEO of the Company. These expenses must be submitted with documentation monthly along with your billable hours as stated in item 3 above. Payment will be made within ten business days of its receipt thereof.

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                        5.          Status. You shall be an independent
                                    contractor to the Company and nothing
                                    contained in this letter agreement shall be deemed to create an employer-employee, agency or other partnership relationship between you and the Company.

                        6. Confidentiality. You agree to keep confidential all proprietary and nonpublic information relating to the Company obtained by you in the course of performing your duties under this letter agreement.


                        7. Covenant Not to Compete. You agree that from and after the date of this agreement and for a period of one (1) years after the termination of this agreement by either party, you will not in any manner directly or indirectly compete with the Company in the field of image processing any where in the United States, Canada, countries in the European Common Market Community, or the Orient.

                        8. Trade Secrets. You shall not at any time or in any manner, either directly or indirectly, divulge, discharge or communicate to any person, firm or corporation in any manner whatsoever any information concerning any matters affecting or relating to the business of the Company.

                        9. The parties agree that this agreement supercedes and replaces any and all other agreements between you and the Company and may only be modified by the mutual written agreement of the parties hereto and with the consent of the Company's Board of Directors.

                        10. Not withstanding other provisions hereof, certain of the payments contemplated hereunder may be subject to withholding taxes, or other statutory payments. To the extent Company is required to make such payments to your account they will be deemed to have been made directly to you to satisfy the obligation of the Company.

                        11. You agree that, from the date hereof, you will make no binding commitments on behalf of the Company, without the advice and consent of the President/CEO of the Company.

                        12. It is acknowledged and agreed by the parties hereto that the obligations to make payments to you hereunder are the only obligations of the Company and the Company will incur no additional obligations to you other than as a Board Member of the Company.

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If the foregoing accurately reflects our agreement relating to the subject matter contained herein, please so indicate by executing this letter in the space provided below to be effective as of the date hereof.




________________________________________
Richard Braun
Chairman of the Compensation Committee
Date ____________________



________________________________________
Jim Murdakes
Member of the Compensation Committee
Date ____________________



________________________________________
C. "Dino" Xykis
Member of the Compensation Committee
Date ____________________



Agreed To:



________________________________________
Dr. Panos Michalopoulos
Date ____________________

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